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                                                                   Exhibit 15.01


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Wabash National Corporation:

We have reviewed the accompanying condensed consolidated balance sheet of WABASH NATIONAL CORPORATION (a Delaware corporation) and subsidiaries as of March 31, 2001, and the related condensed consolidated statements of operations and cash flows for the three-month periods ended March 31, 2001 and 2000. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Wabash National Corporation and subsidiaries as of December 31, 2000 (not presented herein) and, in our report dated February 6, 2001, we expressed an unqualified opinion on that statement. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2000, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                                    ARTHUR ANDERSEN LLP


Indianapolis, Indiana,
April 23, 2001.